Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 171280 on Form S-8 of Exceed Company Ltd. of our reports dated April 5, 2011 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 20-F.

/s/ Crowe Horwath LLP

Sherman Oaks, California
April 5, 2011